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                                                                     Exhibit A-1

                        The Commonwealth of Massachusetts

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                           (General Laws, Chapter 164)

                                    ARTICLE I

                      The exact name of the corporation is
                         ACQUISITION GAS COMPANY, INC.

                                   ARTICLE II

     The purpose of the corporation is to engage in the following activities

                            See Continuation sheet 1.

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                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

------------------------------------------------------------------------------------------------
       Without Par Value                                         With Par Value
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
  Type             Number of Shares            Type              Number of Shares      Par Value
------------------------------------------------------------------------------------------------
Common:                 None                 Common                   1,000              $1.00
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Preferred:              None                 Preferred:               None
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                 Not Applicable.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                      None.

                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs, of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation or of its directors or stockholders, or of any class of stockholders.

                        See Continuation Sheets 2A and 2B

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                              Continuation Sheet 1

         The purposes for which the Corporation is formed are to manufacture, to produce or otherwise acquire, to transport, store, compress and liquefy and to supply for public and private use artificial or natural gases or other gases, fuels or mixture of gases for flame, fuel, light, heat, refrigeration or power, for domestic or industrial use and other public and private uses and for lighting the streets and public and private buildings of cities, villages and towns within the without The Commonwealth of Massachusetts; and to have and possess all powers and privileges incident, conductive or necessary to the attainment or carrying out of the objectives and purposes heretofore enumerated, together with all other powers and privileges now granted or which may hereafter be granted by the laws of The Commonwealth of Massachusetts to corporations of this nature.

         The Corporation shall also have the authority to carry on any business or other activity itself, through a wholly or partially owned subsidiary or affiliate, or as a joint venture with, partner of, as an investor in, or any other arrangement with any other corporation, trust, firm, entity or individual which may be lawfully carried on by a corporation organized under Chapter 164 of the General Laws of Massachusetts whether or not related or connected to those objectives and purposes specifically referred to herein.

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                              Continuation Sheet 2A

         1.  The Corporation is to have perpetual existence

         2. No holder of any share of the Corporation shall, because of his holding or ownership of stock, have a preemptive or other right to purchase, subscribe for or take any part of any stock of such Corporation.

         3. The Directors of the Corporation may make, amend or repeal the By-Laws in whole or in part except with respect to any provision thereof which by law or the Articles of Organization requires action by the stockholders or any class thereof.

         4. Meetings of stockholders may be held anywhere within the United States as fixed in or determined in the manner provided in the By-laws.

         5. No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a Director, to the extent that such liability is provided by applicable law, (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for authorizing certain distributions to shareholders at a time when the Corporation is insolvent; (d) for approving certain loans to officers or Directors of the Corporation which are not repaid and which were not approved by a majority of disinterested Directors or (e) for any not repaid and which were not approved by a majority of disinterested Directors or (e) for any transaction from which the Director derived an improper personal benefit. This provision shall not eliminate the liability of a Director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

         6. (a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one of the following is true:

                  (1) The material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a Committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

                  (2) The material facts of the transaction and Director's
                      interest were disclosed or known to the stockholders entitled to vote and they authorized, approved, or ratified the transaction, or

                              CONTINUATION SHEET 2B

                  (3) The transaction was fair to the Corporation.

                  (b) For purposes of this section 6, a Director of the Corporation has an indirect interest in a transaction if:

                  (1) Another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or

                  (2) Another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation

                  (c) For purposes of subsection 6(a)1(a), a conflict of interest is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section 6 by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this section 6. The presence of, or a vote case by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under subsection 6(a)(1), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

                  (d) For purposes of subsection 6(a)(2), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of any entity described in subsection 6(b), may be counted in such a vote of shareholders.

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                              Continuation Sheet 3

         The name, residential address and post office address of each of the Directors is as follows:

     Name                            Residential Address                Post Office Address
     ----                            -------------------                -------------------
Gary L. Neale                       84 West Road                       801 E. 86th Avenue
                                    Dune Acres                         Merrillville, IN 46410
                                    Chesterton, IN 46304

Jeffrey W. Yundt                    1400 Prestwick Drive               801 E. 86th Avenue
                                    Schererville, IN 46375             Merrillville, IN 46410

Stephen P. Adik                     488 Wexford Road                   801 E. 86th Avenue
                                    Valparaiso, IN 46385               Merrillville, IN 46410

Roger A. Young                      125 Mill Street                    300 Friberg Parkway
                                    Sherborn, MA 01770                 Westborough, MA 01581

Thomas W. Sherman                   11 Bennett Street                  300 Friberg Parkway
                                    Manchester, MA 01944               Westborough, MA 01581

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                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

         300 Friberg Parkway, Westborough, MA 01581

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                       Name                    Residential Address                 Post Office Address
President:        Jeffrey W. Yundt            1400 Prestwick Drive                801 E. 86th Avenue
                                              Schererville, IN 46375              Merrillville, IN 46410

Treasurer:        Stephen P. Adik             488 Wexford Road                    801 E. 86th Avenue
                                              Valparaiso, IN 46385                Merrillville, IN 46410

Clerk:            Nina M. Rausch              3420 173rd Street                   5265 Hohman Ave
                                              Lansing, IL 60438                   Hammond, IN 46320

Directors:        See Continuation Sheet 3.

c. The date initially fixed in the by-laws for the annual meeting of the stockholders of the corporation is the second Wednesday in April.

d. The fiscal year (i.e. tax year) of the corporation shall end on the last day of the month of December

e. The name and business address of the resident agent, if any, of the corporation is Jeffrey A. Clopeck, c.o Day, berry & Howard LLP, 260 Franklin Street, Boston, MA 02110

                                   ARTICLE IX

By-Laws of the corporation have been duly adopted and the president, treasurer clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I whose signature(s) appear below and incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this gas co. under the

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provisions of General Laws, Chapter 164 and do hereby sign these Articles of
Organization as incorporator this 10th day of November, 1998.

___________________________
Jeffrey A. Clopeck
260 Franklin Street
Boston, MA 02110